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                                                                     EXHIBIT 3.2

                                     BYLAWS
                                       OF
                       MICHIGAN COMMUNITY BANCORP LIMITED


                                    ARTICLE I
                                     OFFICES

         1.1. PRINCIPAL OFFICE. The principal office of the corporation shall be at such place as the Board of Directors shall from time to time determine.

         1.2. OTHER OFFICES. The corporation also may have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.


                                   ARTICLE II
                                      SEAL

         2.1. SEAL. The corporation may have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed or otherwise reproduced.


                                   ARTICLE III
                                  CAPITAL STOCK

         3.1. ISSUANCE OF SHARES. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the Articles of Incorporation and any requirements of the laws of the State of Michigan.

         3.2. CERTIFICATES FOR SHARES. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board of Directors (if such office is filled), President or a Vice President of the corporation, and also may be signed by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issuance. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the State of Michigan, the name of the person to whom it is issued, the number and class of shares, and the designation of the series, if any, which the certificate represents, and such other provisions as may be required by the laws of the State of Michigan.







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         3.3. TRANSFER OF SHARES. The shares of the capital stock of the corporation are transferable only on the books of the corporation upon surrender of the certificate therefor, properly endorsed for transfer, and the presentation of such evidences of ownership and validity of the assignment as the corporation may require.

         3.4. REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, merger, plan of share exchange, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.

         3.5. LOST OR DESTROYED CERTIFICATES. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates any or all of the following: (a) presentation of additional evidence or proof of the loss, destruction or mutilation claimed; (b) advertisement of loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve; or (d) the order or approval of a court or judge.


                                   ARTICLE IV
                    SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

         4.1. PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

         4.2. ANNUAL MEETING. The annual meeting of shareholders of the corporation shall be held on such date, and at such times as the Board of Directors may select. Directors shall be elected at each annual meeting and such other business, as may properly come before the meeting, shall be considered. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of shareholders. Any annual meeting of shareholders may be adjourned by the Chairman of the meeting or pursuant to a resolution of the Board of Directors.

         4.3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board of Directors (if such office is filled), or by the President. At any special meeting of shareholders, the business which may be transacted shall be limited to that which was specifically stated in the notice of such special meeting provided to shareholders.





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         4.4. NOTICE OF MEETINGS. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing such notice to his or her last address as it appears on the books of the corporation. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Bylaw.

         4.5. RECORD DATES. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of a shareholder and his transferee or transferor as between themselves.

         4.6. LIST OF SHAREHOLDERS. The Secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be: arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; produced at the time and place of the meeting; subject to inspection by any shareholder during the whole time of the meeting; and prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

         4.7. QUORUM. Except in circumstances requiring a greater quorum by the Articles of Incorporation or by the laws of the State of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for transaction of such item of business.



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         4.8. PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be in a form with such signatures or other proof of authenticity as may be required by Michigan Business Corporation Act (MCLA 450. 1101, et seq), as heretofore amended and as amended from time to time hereafter, and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Michigan.

         4.9. INSPECTORS OF ELECTION. The Board of Directors, or the Chairman presiding at any shareholders' meeting, may appoint one or more inspectors. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

         4.10. CONDUCT OF BUSINESS. The Chairman of the Board of Directors, or such other person who shall be designated by him or her or by the Board of Directors to preside at a meeting of the shareholders, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her to be proper.

            (a) At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 4.10. For business to be properly brought before an annual meeting by a shareholder, the shareholder must submit written notice to the Secretary of the corporation either by personal delivery or by U.S. mail, certified or registered. To be timely, a shareholder's notice must be delivered to or received by the Secretary not less than sixty (60) days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which notice of the annual meeting was first mailed. A shareholder's notice to the Secretary shall set forth as to each matter such shareholder intends to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of voting stock that are beneficially owned by such shareholder, and (iv) any material interest of such shareholder in the proposed business to be brought before



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   the annual meeting. Notwithstanding anything to the contrary contained in these Bylaws, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 4.10. The person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting in accordance with the provisions of this Section 4.10 whether or not the proposed business is properly brought before the meeting, and, if he or she should so determine that it is not properly brought before the meeting, the proposed business shall not be transacted.

            (b) At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

         4.11. VOTING. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. Votes shall be cast in writing, signed by the shareholder or shareholder's proxy. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.


                                    ARTICLE V
                                    DIRECTORS

         5.1. ANNUAL MEETING. The Board of Directors shall meet each year for the purpose of electing officers and considering such other business that may properly be brought before the meeting; provided that, if less than a majority of the directors appear at the annual meeting of the Board of Directors, the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting, or by written consent.

         5.2. REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors may be held at such times and places as the Board of Directors may from time to time determine. Special meetings of the Board may be called by the Chairman of the Board of Directors (if such office is filled) or the President and shall be called by the President or Secretary upon the written request of any two directors.

         5.3. NOTICES. No notice shall be required for annual or regular meetings of the Board of Directors or for adjourned meetings, whether regular or special. Two days' written notice, or 24-hour telephonic notice, shall be given for special meetings of the Board of Directors, and such notice shall state or recite the time, place and purpose or purposes of the meeting.

         5.4. EXECUTIVE AND OTHER COMMITTEES.

            (a) The Board of Directors may, by resolution passed by a majority of the whole Board, appoint three or more members of the Board as an executive committee to exercise all powers and authorities of the Board in management of the business and affairs of the corporation, except that the committee shall not have power or authority to: (a) amend the Articles of Incorporation; (b) adopt an agreement of merger or consolidation; (c) recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation's


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   property and assets; (d) recommend to shareholders a dissolution of the corporation or revocation of a dissolution; (e) amend these Bylaws; (f) fill vacancies in the Board of Directors; or (g) unless expressly authorized by the Board of Directors, declare a dividend or authorize the issuance of stock.

            (b) The Board of Directors from time to time may, by like resolution, appoint such other committees of one or more directors to have such authority as shall be specified by the Board of Directors in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.

         5.5. DISSENTS. A director who is present at a meeting of the Board of Directors, or a committee thereof of which the director is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which he is a member, at which any such action is taken is presumed to have concurred in the action unless he files his written dissent with the Secretary of the corporation within a reasonable time after he has knowledge of the action.

         5.6. COMPENSATION. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.


                                   ARTICLE VI
                 NOTICES, WAIVERS OF NOTICE AND MANNER OF ACTING

         6.1. NOTICES. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given by mail, telecopy, telegram, radiogram or cablegram to any shareholder, director or committee member at his or her last address as it appears on the books of the corporation. Such notice shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched. Telephonic notice may be given for special meetings of the Board as provided in Section 5.3.

         6.2. WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telecopy, telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan. Attendance of a person at any meeting of shareholders, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

            (a) In the case of a shareholder, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with



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   respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the shareholder objects to considering the matter when it is presented.

            (b) In the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         6.3.     ACTION WITHOUT A MEETING.

            (a) Any action required or permitted at any meeting of directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the directors or committee members entitled to vote thereon consent thereto in writing before or after the action is taken.

            (b) Any action required or permitted at any meeting of shareholders may be taken without a meeting as provided in the Articles of Incorporation.


                                   ARTICLE VII
                                    OFFICERS

         7.1. NUMBER. The Board of Directors shall appoint a President, a Secretary and a Treasurer and may appoint a Chairman of the Board of Directors, and one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers. Any two or more of the above offices, except those of President and Vice President, may be held by the same person. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged, or verified by one or more officers.

         7.2. TERM OF OFFICE, RESIGNATION AND REMOVAL. An officer shall hold office for the term for which he or she is appointed and until his or her successor is appointed, or until his or her resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The appointment of a person to serve as an officer of the corporation does not of itself create contract rights.

         7.3. VACANCIES. The Board of Directors may fill any vacancies in any office occurring for whatever reason and at whatever time.

         7.4. AUTHORITY. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.






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                                  ARTICLE VIII
                               DUTIES OF OFFICERS

         8.1. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if such office is filled, shall be the chief executive officer of the corporation and shall preside at all meetings of the shareholders and of the Board of Directors at which the Chairman is present. The Chairman shall see that all orders and resolutions of the Board of Directors are carried into effect, and the Chairman shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations held by the corporation.

         8.2. PRESIDENT. If the office of Chairman is filled, the President shall be the chief operating officer of the corporation and shall have the general powers of supervision and management over the day-to-day operations of the corporation. In the absence or disability of the Chairman of the Board of Directors, or if that office has not been filled, the President also shall perform the duties of the Chairman of the Board as set forth in these Bylaws.

         8.3. VICE PRESIDENTS. The Vice Presidents, in order of seniority, as determined by the Board of Directors, shall, in the absence or disability of the President perform the duties and exercise the powers of the President and shall perform such other duties as the President may from time to time prescribe.

         8.4. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so shall be attested by the signature of the Secretary, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of the duties, powers and authorities of the Secretary to one or more Assistant Secretaries, unless such delegation is disapproved by the Board of Directors.

         8.5. TREASURER. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the President and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers, unless such delegation is disapproved by the Board of Directors.

         8.6. ASSISTANT SECRETARIES AND TREASURERS. The Assistant Secretaries, in order of their Seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of the Secretary's absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in



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case of the Treasurer's absence or disability. The Assistant Secretaries and
Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Board of Directors may prescribe.


                                   ARTICLE IX
                             SPECIAL CORPORATE ACTS

         9.1. ORDERS FOR PAYMENT OF MONEY. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time.

         9.2. CONTRACTS AND CONVEYANCES. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage, proxy or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board of Directors, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.


                                    ARTICLE X
                                BOOKS AND RECORDS

         10.1. MAINTENANCE OF BOOKS AND RECORDS. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation's business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board shall determine.

         10.2. RELIANCE ON BOOKS AND RECORDS. In discharging his duties, a director or an officer of the corporation, when acting in good faith, may rely upon information, opinions, reports, or statements (including financial statements and other financial data) if prepared or presented by any of the following:

            (a) One or more directors, officers, or employees of the corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented.

            (b) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence.

            (c) A committee of the Board of Directors of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.




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         A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.


                                   ARTICLE XI
                  CONTROL SHARES AND CONTROL SHARE ACQUISITIONS

         11.1. CONTROL SHARE ACQUISITIONS. If the corporation is or becomes subject to Chapter 7B of the Michigan Business Corporation Act, as heretofore amended and as amended from time to time hereafter ("Chapter 7B"), then effective on the first day on which the corporation has one hundred (100) or more shareholders of record, shares of capital stock of the corporation constituting "control shares" acquired in "control share acquisitions" (as defined in Chapter 7B) shall have the same voting rights as were accorded such shares before the "control share acquisition" only to the extent specifically granted by resolution approved by the shareholders of the corporation in accordance with Chapter 7B.

         11.2. REDEMPTION OF CONTROL SHARES. Control shares as to which all of the following conditions are met may be redeemed by the corporation, upon approval by the Board of Directors, at any time after such conditions have been met:

            (a) either (i) an acquiring person statement has been filed with the corporation, a meeting of the shareholders has been held at which voting rights of the control shares have been submitted to the shareholders for a vote, and the shareholders do not grant full voting rights to the control shares, or (ii) if an acquiring person statement has not been filed with the corporation with respect to a control share acquisitions and the redemption is completed during the period ending sixty (60) days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares, by the acquiring person; and

            (b) the consideration to be paid in redemption of the control shares consists of cash, property or securities of the corporation, or any combination thereof, including shares of capital stock of the corporation or debt obligations of the corporation; and

            (c) the price to be paid for the control shares does not exceed the fair value of the shares, as determined by the Board of Directors, which value shall not be less that the highest price paid per share by the acquiring person in the control share acquisition.

         11.3. PROCEDURES. The Board of Directors may, by resolution, adopt procedures for the giving of notice of such redemption to the acquiring person and for the delivery of certificates representing the control shares to be acquired in exchange for the corporation's payment of fair value therefor.








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                                   ARTICLE XII
                                   AMENDMENTS

         12.1. AMENDMENTS. These Bylaws and any Article or provision thereof may be amended or repealed, in whole or in part, by majority vote of the Board of Directors, provided that notice of the meeting at which such amendment or repeal is to be acted upon includes notice of the proposed amendment or repeal; provided further, that notwithstanding any other provision to the contrary in the Corporation's Articles of Incorporation or these Bylaws, in each case as amended from time to time (and notwithstanding the fact that a lesser percentage may be specified by law, the Corporation's Articles of Incorporation or these Bylaws), the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles IV, V or XI of these Bylaws.

























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